APOLLO MEDICAL HOLDINGS, INC.

AMENDMENT TO SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

OFAPOLLO MEDICAL HOLDINGS, INC.

This Amendment (this “Amendment”) to the Convertible Promissory Note of Apollo Medical Holdings (“the Note”), Inc. dated October 16, 2009, issued by Apollo Medical Holdings, Inc., Inc., a Delaware corporation (the “Company”) to _________________________________________________ (the “Holder” and together with the Company, the “Parties”), is made as of October 29, 2012. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Note.

WHEREAS, in consideration of the Holder’s willingness to enter into the Amendment, the Company and Holder have agreed to amend the Note such that it shall be convertible into Common Stock of the Company at a fixed conversion price of $0.11485 until maturity of the Note.

WHEREAS, in consideration of the Holder’s Note Modification, the Company and Holder have agreed to amend the Note such that the maturity of the Note shall be January 31, 2016.

NOW, THEREFORE, for this and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendments.
a)	Section 1-, the “Due Date” of the Note shall be changed from “January 31, 2013” to “January 31, 2016”
b)	Section 3(c)-“Conversion Price Adjustment” shall be deleted in its entirety and replaced with “The shares of Common Stock underlying the Note will be adjusted for stock splits, stock dividends, and/or similar transactions.”
c)	Section 3 (d)- shall be changed from “$0.125” to “$0.11485”

2.	Full Force and Effect. To the extent not expressly amended hereby, the Note remains in full force and effect.

3.	Entire Agreement. This Amendment, together with the Note (to the extent not amended hereby) and all exhibits and amendments thereto, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4.	Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

5.	Modification. This Amendment may not be altered, amended or modified in any way except by written consent of the Company and the Holder. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

6.	Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officers thereunto duly authorized as of the date first written above.

APOLLO MEDICAL HOLDINGS, INC.,

a Delaware corporation

By:
Warren Hosseinion, M.D Chief Executive Officer

HOLDER

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EXHIBIT A
TO
NOTE

NOTICE OF EXERCISE

To Be Executed by the Holder

in Order to Exercise the Note

The undersigned Holder hereby elects to purchase _______ Shares pursuant to the attached Note, and requests that certificates for securities be issued in the name of:

__________________________________________________________

(Please type or print name and address)

__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered

to:_________________________________________________________________

___________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Note, a new Note for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [________________].

HOLDER:

Dated:	By:	/s/
Name
Title

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EXHIBIT B

TO

NOTE

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Note to purchase ______ shares of Common Stock of _________, Inc., a Delaware corporation, to which the within Note relates, and appoints ____________________ Attorney to transfer such right on the books of ____________, Inc., a Delaware corporation, with full power of substitution of premises.

Dated:	By:	/s/
Name
Title
(signature must conform to name of holder as specified on the fact of the Note)
Address:

Signed in the presence of :

Dated:

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